UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share and one redeemable warrant of one share of Common Stock	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	CNGLW	The Nasdaq Stock Market LLC
Representative’s shares of Class A common stock	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 24, 2023, Canna-Global Acquisition Corp (the “Company”) received a determination letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with the Market Value of Listed Securities (“MVLS”) Standard, since the Company’s common stock, par value $0.000001 per share (the “Common Stock”), was below the $50 million minimum MVLS requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MLVS Rule”) and had not been at least $50 million for the proceeding 30 consecutive trading. As previously disclosed on Form 8-K filed on January 30, 2023, the Staff initially notified the Company on January 24, 2023 that the minimum MVLS for the Company’s Common Stock was below the $50 million minimum MVLS requirement for the previous 30 consecutive trading days, and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until July 24, 2023 to regain compliance with the MVLS Rule.

In response, on July 31, 2023, the Company filed a Listing Application titled “Transferring from the Global or Global Select Market to Capital Market” with Nasdaq to transfer the Company from The Nasdaq Global Market to The Nasdaq Capital Market. Listing requirements for companies on The Nasdaq Capital Market are less stringent than for The Nasdaq Global Market tier, which focus on larger companies with higher market capitalization.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on August 2, 2023, the Company’s Common Stock will be delisted from The Nasdaq Capital Market, trading of the Company’s Common Stock will be suspended. The hearing request will stay Nasdaq’s filing of Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company intends to request a hearing to stay the suspension of trading of the Company’s Common Stock, and the Company’s Common Stock will continue to trade on Nasdaq until the hearing process concludes and the Panel issues a written decision. There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or to grant its transfer to The Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101). Canna-Global agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, Canna-Global has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: August 1, 2023	By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer